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                                                                      EXHIBIT 12
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COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(In millions, except ratios)

                                                                                    YEAR ENDED DECEMBER 31,
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                                                                       1995       1994       1993       1992       1991
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
Income (loss) from continuing operations before income tax expense
 (benefit)                                                           $     524  $     559  $     (74) $     510  $     431
  Add:
  Interest costs                                                           117        120        109        100        110
  Estimated interest in rentals(1)                                          29         31         31         29         24
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Fixed charges as defined:                                                  146        151        140        129        134
  Interest costs capitalized                                                (3)        (2)        (5)        (5)        (4)
  Losses of less than majority owned affiliates, net of dividends           10         18         27         34         32
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  Income as adjusted                                                 $     677  $     726  $      88  $     668  $     593
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Ratio of earnings to fixed charges                                        4.64       4.80       0.63       5.18       4.42
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

(1) Represents the estimated interest portion of rents.

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